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                                                                    EXHIBIT 10.2

                                    AGREEMENT
                                    ---------


         THIS AGREEMENT (the "AGREEMENT"), is made as of December __, 2002, by and between Case Financial, Inc., a Delaware corporation (the "COMPANY"), and I.F. Propco Holdings (Ontario) 32 Ltd., an Ontario corporation ("LENDER"), with reference to the following:

         A. On the date hereof, the Company and Lender executed that certain Subscription Agreement, (the "SUBSCRIPTION AGREEMENT"), pursuant to which Lender agreed to purchase one (1) unit issued by the Company (the "UNIT") and as full payment for the Unit, concurrently with the execution and delivery of the Subscription Agreement, Lender paid to the Company the purchase price of Two Million and 00/100 Dollars ($2,000,000.00). The Unit is comprised of:

                  (i) a Promissory Note, dated as of the date hereof, executed and delivered by the Company to Lender, in the principal amount of Two Million and 00/100 Dollars ($2,000,000.00) (the "NOTE");

                  (ii) a Warrant, dated as of the date hereof, executed and delivered by the Company to Lender, granting Lender the right to purchase two million (2,000,000) shares of the Company's common stock, $0.001 par value per share, at an exercise price of $0.50 per share (the "$0.50 WARRANT"); and

                  (iii) a Warrant, dated as of the date hereof, executed and delivered by the Company to Lender, granting Lender the right to purchase one million (1,000,000) shares of the Company's common stock, $0.001 par value per share, at an exercise price of $0.80 per share (together with the $0.50 Warrant, the "WARRANTS").

         B. In consideration of Lender's purchase of the Unit, the Company has agreed that for so long as the Note is outstanding, and at all times while the
Note is outstanding or the Company shall have any obligations to Lender under the Note, Lender shall have the irrevocable right to declare one (1) person (the "NOMINEE") as the nominee of the Board of Directors of the Company (the "BOARD") for election to the Board.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the foregoing recitals are true and correct and agree as follows:

         1. ELECTION.

                  1.1 INITIAL ELECTION. Pursuant to the terms of Article II,
Section 3 of the Bylaws of the Company, dated effective May 24, 2000 (the "BYLAWS"), upon the execution of this Agreement, the Company shall increase the authorized number of directors of the Board, and subject only to the rights of the holders of any class or series of Preferred Stock, elect the Nominee thereto for a term expiring at the next succeeding annual meeting of the stockholders of the Company.

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                  1.2. SUBSEQUENT ELECTION. Pursuant to the provisions of
Article I, Section 6(c)(i) of the Bylaws, at each succeeding annual meeting of the stockholders of the Company, the Company shall cause the Nominee to be nominated for election to the Board by or at the direction of the Board, and at such annual meeting, the Company shall use its best efforts to cause the election of the Nominee to the Board.

                  1.3 DELIVERY OF INFORMATION. Pursuant to the provisions of
Article I, Section 6(c) of the Bylaws, at the request of the Board, Lender shall cause the Nominee to furnish to the Secretary of the Corporation that information required by Article I, Section 6(c) of the Bylaws.

         2. DOCUMENTATION. With the exception of such information or documentation that may be required pursuant to Section 1.3 hereof, the Company, at its sole cost and expense, shall prepare all corporate documents and other documents or filings required pursuant to any applicable laws or regulations with respect to the nomination and/or election of the Nominee to the Board.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to Lender:

                  (a) Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

                  (b) The entering into and performance of this Agreement, including the nomination and election of the Nominee pursuant to the terms of this Agreement, comply with, are allowed by, and will not (immediately or with the passage of time, the giving of notice, or both) constitute a violation of the terms and provisions of all governing documents of the Company, including the Bylaws, or any applicable laws, including, without limitation, the Delaware General Corporation Law;

                  (c) The Company has the power and authority to enter into and perform this Agreement, has taken all actions necessary to authorize the execution, delivery, and performance of this Agreement, and when entered into, this Agreement shall be the valid, binding, and enforceable agreement of the Company;

                  (d) As of the date hereof, no action or proceeding has been taken or commenced or is presently contemplated by the Company or the Board that would impair or prevent Lender's rights hereunder;

                  (e) At all times, the Company shall use its best efforts to cause the election of the Nominee to the Board pursuant to the terms of this Agreement; and

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                  (f) All of the representations, warranties and covenants set forth in this Section 3 shall survive for so long as the Note is outstanding, and at all times while the Note is outstanding or the Company shall have any obligations to Lender under the Note.


         4. DEFAULT. The Company shall be in default under this Promissory Note upon the occurrence of either of the following events (each, an "AGREEMENT DEFAULT"):

                  (a) The Company's breach of any term or provision of this Agreement; or

                  (b) Any of the Company's representations, warranties or covenants made or given hereunder proving to be materially false or misleading in any material respect.

Such an Agreement Default shall be deemed to be a Default in accordance with and pursuant to the terms of the Note (and as such term is defined in the Note) and Lender may thereafter exercise all rights and remedies as provided in the Note upon a Default.

         5. GENERAL.

                  5.1 OTHER RIGHTS. This Agreement shall in no way impair any rights Lender may have as a stockholder of the Company, including, without limitation, the right of Lender as a stockholder of the Company to nominate a person, in addition to the Nominee, for election to the Board.

                  5.2 GOVERNING LAW. This laws of the State of California applicable to agreements made in that State shall govern the validity, construction, performance and effect of this Agreement and the courts of the State of California shall have sole and exclusive jurisdiction over any matter brought under, or by reason of, this Agreement.

                  5.3 ATTORNEYS' FEES. In the event any action or proceeding is instituted to interpret or enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to its costs and attorneys' fees, in addition to any other relief it may obtain or be entitled to.

                  5.4 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the contents hereof, and supercedes that certain Confidential Term Sheet, dated November 27, 2002, delivered by the Company to Lender, and all otherprevious agreements, negotiations, memoranda, and understandings, whether written or oral with respect to the contents hereof.

                  5.5 MODIFICATIONS. This Agreement shall not be modified, amended or changed in any manner unless in writing executed by the parties hereto.

                  5.6 WAIVERS. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

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                  5.7 INVALIDITY. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, that provision shall be deemed severable and all provisions, covenants, and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                  5.8 NOTICES. All notices required, permitted or given pursuant to the provisions of this Agreement shall be made and delivered in accordance with Section 11 of each of the Warrants.

                  5.9 HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  5.10 COUNTERPARTS. This Agreement may be executed at different times and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.




                         [Signatures on following page.]


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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed as of the date first written above.

                                      "COMPANY"

                                      CASE FINANCIAL, INC.,
                                      a Delaware corporation

                                      By:
                                               ---------------------------------
                                      Name:
                                               ---------------------------------
                                      Its:
                                               ---------------------------------


                                      "LENDER"

                                      I.F. PROPCO HOLDINGS (ONTARIO) 32 LTD.,
                                      an Ontario corporation

                                      By:      /S/ Clifford P. Evans
                                               ---------------------------------
                                      Name:    Clifford P. Evans
                                      Its:     President


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